UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2014

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Retractable Technologies, Inc. was held on September 5, 2014.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1: The Election of Four Class 2 Directors

All Directors nominated by the Board of Directors were elected.  Voting results are shown in the table below.

	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
CLASS 2 DIRECTORS
Thomas J. Shaw	16,596,767	235,985	0
Douglas W. Cowan	16,371,686	461,066	0
Clarence Zierhut	16,392,462	440,290	0
Walter O. Bigby, Jr.	16,392,621	440,131	0

Proposal 2: Amendments to the 2008 Stock Option Plan

The shareholders approved amendments to the 2008 Stock Option Plan.  Voting results are shown in the table below.

For	Against	Abstain	Broker Non-Votes
16,049,496	771,211	12,045	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 9, 2014	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER